UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 20, 2018

PRECIPIO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	001-36439 (Commission File Number)	91-1789357 (I.R.S. Employer Identification No.)

4 Science Park, New Haven, CT 06511

(Address of principal executive offices) (Zip Code)

(203) 787-7888

(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 20, 2018, Precipio Inc. (the “Company”) entered into a securities purchase agreement (the “Agreement”) with certain investors (the “Investors”), pursuant to which the Company will issue up to approximately $3,296,703.30 in 8% Senior Secured Convertible Promissory Notes with 25% common stock warrant coverage (the “Transaction”). The Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions.

The Transaction consists of unregistered 8% Senior Secured Convertible Notes (the “Notes”), bearing interest at a rate of 8.00% annually and an original issue discount of 9%. The initial Senior Secured Convertible Notes shall be convertible at a price of $0.50 per share, provided that if the Note is not repaid within 180 days, the conversion price shall be adjusted to 80% of the lowest volume weighted average price during the prior 10 days, subject to a minimum conversion price of $.30 per share. The Transaction consists of a number of drawdowns. The initial closing provided the Company with $1,660,000 of gross proceeds for the issuance of Notes with an aggregate principal of $1,809,400. Subject to prior stockholder approval, the Investors will fund an additional $440,000 for Notes with an aggregate principal of $479,600 and the Company shall have the option to draw down two additional tranches of $500,000 each ($545,000 principal amount of Notes), 120 days following the initial closing and 150 days following the initial closing.

The Note is payable by the Company on the earlier of (i) the one year anniversary after the initial closing date or (ii) upon the closing of a qualified offering, namely the Company raising gross proceeds of at least $7,000,000 (the “Maturity Date”). At any time, provided that the Company gives 5 business days written notice, the Company has the right to redeem the outstanding principal amount of the Note, including accrued but unpaid interest, all liquidated damages and all other amounts due under the Note, for cash as follows: (i) an amount which is equal to the sum of 105% if the Company exercises its right to redeem the Note within 90 days of the initial closing, (ii) 110% if the Company exercises its right to redeem the Note within 180 days of the initial closing, or (iii) 115% if the Company exercises its right to redeem 180 days from the initial closing.

Upon written demand by a note holder after August 22, 2018, the Company shall file a registration statement within thirty (30) days after written demand covering the resale of all or such portion of the conversion shares for an offering to be made on a continuous basis pursuant to Rule 415. The registration statement filed shall be on Form S-3 or Form S-1, at the option of the Company. If the Company does not file a registration statement in accordance with the terms of the Agreement, then on the business day following the applicable filing date and on each monthly anniversary of the business day following the applicable filing date (if no registration statement shall have been filed by the Company in accordance herewith by such date), the Company shall pay to M2B Funding Corp. an amount in cash, as partial liquidated damages, equal to 1% per month (pro-rata for partial months) based upon the gross purchase price of the Notes (calculated on a daily basis) under the Agreement.

The obligations under the Note are secured, subject to certain exceptions and other permitted payments by a perfected security interest on the assets of the Company.

As part of the Transaction, the Investors also received warrants to purchase Common Stock of the Company (the “Warrants”) that provided the Investor with the right to purchase 100% coverage shares of the Company’s common stock exercisable at a 150% premium to the market price on the initial closing date. 50% of such Warrants have a 5-year term and 50% have a one year term.

Pursuant to a letter agreement, dated as of April 20, 2018 (the “Letter Agreement”), the Company engaged a registered broker dealer as a financial advisor (the “Financial Advisor”). Pursuant to the Letter Agreement, the Company will pay the registered broker dealer a fee of 7% of the proceeds from the sale of the Notes and Warrants. The Letter Agreement also provides 7% warrant coverage to the Financial Advisor as additional compensation.

The foregoing descriptions of the Securities Purchase Agreement, the Note, the Warrant, the Security Agreement and the Letter Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the transaction documents, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K.

Item 3.02	UNREGISTERED SALE OF EQUITY SECURITIES.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The sale and issuance of the Notes and the Warrants and the issuance of shares of our common stock upon the exercise or conversion thereof have been determined to be exempt from registration under the Securities Act, in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. Such shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01.	Regulation FD Disclosure.

On April 20, 2018, the Company issued a press release announcing the Transaction and its entry into the Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

10.1	Form of 8% Senior Secured Convertible Promissory Note dated April 20, 2018
10.2	Form of Warrant to Purchase Common Stock dated April 20, 2018
10.3	Form of Security Agreement dated April 20, 2018
10.4	Form of Securities Purchase Agreement dated April 20, 2018
10.5	Form of Letter Agreement, dated April 20, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECIPIO, INC.

By:	/s/Ilan Danieli
Name:	Ilan Danieli
Title:	Chief Executive Officer

Date: April 20, 2018